                                                                    EXHIBIT 10.7

                                                             [EXECUTION VERSION]

================================================================================
                                            Published CUSIP Number: ____________

                                CREDIT AGREEMENT

                           Dated as of August 20, 2004

                                      among

                              SOLECTRON CORPORATION

                                       and

                              CERTAIN SUBSIDIARIES

                                  as Borrowers,

                             BANK OF AMERICA, N.A.,
                  as Administrative Agent and Collateral Agent

                          The L/C Issuers Party Hereto

                                       and

                         The Other Lenders Party Hereto

                   JPMORGAN CHASE BANK, CITICORP USA, INC. and
                             THE BANK OF NOVA SCOTIA
                                       as
                              Co-Syndication Agents

                         BANC OF AMERICA SECURITIES LLC,

                                       and

                           J.P. MORGAN SECURITIES INC.
                                       as
                  Joint Lead Arrangers and Joint Book Managers

================================================================================

                             [BANK OF AMERICA LOGO]

                                TABLE OF CONTENTS

          Section                                                                                                 Page
          -------                                                                                                 ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS....................................................................     1
            1.01             Defined Terms.....................................................................     1
            1.02             Other Interpretive Provisions.....................................................    27
            1.03             Accounting Terms..................................................................    28
            1.04             Exchange Rates; Currency Equivalents..............................................    28
            1.05             Additional Alternative Currencies.................................................    28
            1.06             Change of Currency................................................................    29
            1.07             Times of Day......................................................................    30
            1.08             Letter of Credit Amounts..........................................................    30

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS..............................................................    30
            2.01             Committed Loans...................................................................    30
            2.02             Borrowings, Conversions and Continuations of Committed Loans......................    30
            2.03             Letters of Credit.................................................................    32
            2.04             Swap Commitments..................................................................    43
            2.05             Prepayments.......................................................................    43
            2.06             Termination or Reduction of Commitments...........................................    44
            2.07             Repayment of Loans................................................................    45
            2.08             Interest..........................................................................    45
            2.09             Fees..............................................................................    45
            2.10             Computation of Interest and Fees..................................................    46
            2.11             Evidence of Debt..................................................................    47
            2.12             Payments Generally; Administrative Agent's Clawback...............................    48
            2.13             Sharing of Payments by Lenders....................................................    50
            2.14             Designated Borrowers..............................................................    50

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY............................................................    52
            3.01             Taxes.............................................................................    52
            3.02             Illegality........................................................................    54
            3.03             Inability to Determine Rates......................................................    54
            3.04             Increased Costs; Reserves on Eurocurrency Rate Loans..............................    55
            3.05             Compensation for Losses...........................................................    57
            3.06             Mitigation Obligations; Replacement of Lenders....................................    58
            3.07             Survival..........................................................................    58

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS..........................................................    58
            4.01             Conditions of Initial Credit Extension............................................    58
            4.02             Conditions to all Credit Extensions...............................................    60

ARTICLE V. REPRESENTATIONS AND WARRANTIES......................................................................    61
            5.01             Existence, Qualification and Power; Compliance with Laws..........................    61
            5.02             Authorization; No Contravention...................................................    61
            5.03             Governmental Authorization; Other Consents........................................    61
            5.04             Binding Effect....................................................................    62
            5.05             Financial Statements; No Material Adverse Effect..................................    62
            5.06             Litigation........................................................................    62
            5.07             No Default........................................................................    63
            5.08             Ownership of Property; Liens......................................................    63

          Section                                                                                                 Page
          -------                                                                                                 ----
            5.09             Environmental Compliance..........................................................    63
            5.10             Insurance.........................................................................    63
            5.11             Taxes.............................................................................    63
            5.12             ERISA Compliance..................................................................    63
            5.13             Subsidiaries......................................................................    64
            5.14             Margin Regulations; Investment Company Act; Public Utility Holding Company Act....    65
            5.15             Disclosure........................................................................    65
            5.16             Intellectual Property; Licenses, Etc..............................................    65
            5.17             Senior Indebtedness...............................................................    65
            5.18             Security Interest.................................................................    66
            5.19             No Restricted Junior Payments.....................................................    66
            5.20             Solvency..........................................................................    66

ARTICLE VI. AFFIRMATIVE COVENANTS..............................................................................    66
            6.01             Financial Statements..............................................................    66
            6.02             Certificates; Other Information...................................................    67
            6.03             Notices...........................................................................    68
            6.04             Payment of Obligations............................................................    69
            6.05             Preservation of Existence, Etc....................................................    69
            6.06             Maintenance of Properties.........................................................    70
            6.07             Maintenance of Insurance..........................................................    70
            6.08             Compliance with Laws..............................................................    70
            6.09             Books and Records.................................................................    70
            6.10             Inspection Rights.................................................................    70
            6.11             Compliance with ERISA.............................................................    71
            6.12             Use of Proceeds...................................................................    71
            6.13             Senior Indebtedness...............................................................    71
            6.14             Covenant to Guarantee Obligations and Give Security...............................    71
            6.15             Post-Closing Items................................................................    73

ARTICLE VII. NEGATIVE COVENANTS................................................................................    73
            7.01             Liens.............................................................................    73
            7.02             Investments.......................................................................    76
            7.03             Indebtedness......................................................................    77
            7.04             Fundamental Changes...............................................................    79
            7.05             Dispositions......................................................................    79
            7.06             Restricted Junior Payments........................................................    80
            7.07             ERISA.............................................................................    81
            7.08             Change in Nature of Business; Fiscal Year End.....................................    81
            7.09             Transactions with Affiliates......................................................    82
            7.10             Capital Expenditures..............................................................    82
            7.11             Burdensome Agreements.............................................................    82
            7.12             Use of Proceeds...................................................................    83
            7.13             Financial Covenants...............................................................    83

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES...................................................................    84
            8.01             Events of Default.................................................................    84
            8.02             Remedies Upon Event of Default....................................................    87
            8.03             Application of Funds..............................................................    87

ARTICLE IX. THE AGENTS.........................................................................................    88

          Section                                                                                                 Page
          -------                                                                                                 ----
            9.01             Appointment and Authority.........................................................    88
            9.02             Rights as a Lender................................................................    88
            9.03             Exculpatory Provisions............................................................    89
            9.04             Reliance by Agents................................................................    89
            9.05             Delegation of Duties..............................................................    90
            9.06             Resignation of Administrative Agent and Collateral Agent..........................    90
            9.07             Non-Reliance on Agents and Other Lenders..........................................    92
            9.08             No Other Duties, Etc..............................................................    92
            9.09             Administrative Agent May File Proofs of Claim.....................................    92
            9.10             Collateral and Guaranty Matters...................................................    93

ARTICLE X. MISCELLANEOUS.......................................................................................    94
            10.01            Amendments, Etc...................................................................    94
            10.02            Notices; Effectiveness; Electronic Communication..................................    95
            10.03            No Waiver; Cumulative Remedies....................................................    97
            10.04            Expenses; Indemnity; Damage Waiver................................................    97
            10.05            Payments Set Aside................................................................    99
            10.06            Successors and Assigns............................................................    99
            10.07            Treatment of Certain Information; Confidentiality.................................   102
            10.08            Right of Setoff...................................................................   103
            10.09            Interest Rate Limitation..........................................................   103
            10.10            Counterparts; Integration; Effectiveness..........................................   104
            10.11            Survival of Representations and Warranties........................................   104
            10.12            Severability......................................................................   104
            10.13            Replacement of Lenders............................................................   104
            10.14            Governing Law; Jurisdiction; Etc..................................................   105
            10.15            Waiver of Jury Trial..............................................................   106
            10.16            USA PATRIOT Act Notice............................................................   106
            10.17            Time of the Essence...............................................................   106
            10.18            Judgment Currency.................................................................   106
            10.19            Amendment and Restatement.........................................................   107

            SIGNATURES.........................................................................................   S-1

SCHEDULES

     1.01-1   Mandatory Cost Formulae
     1.01-2   Existing Letters of Credit
     2.01     Commitments and Applicable Percentages
     5.13     Subsidiaries and Other Equity Investments
     6.15     Post-Closing Items
     7.01     Existing Liens
     7.02     Existing Investments
     7.03     Existing Indebtedness
     7.11     Burdensome Agreements
     10.02    Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

              FORM OF

     A        Committed Loan Notice
     B        Note
     C        Compliance Certificate
     D        Assignment and Assumption
     E        Company Guaranty
     F        Subsidiary Guaranty
     G        Designated Borrower Request and Assumption Agreement
     H        Designated Borrower Notice
     I        Joinder Agreement
     J        Interco Subordination Agreement
     K        Intercompany Note
     L        Intercreditor Agreement
     M        Subordination Terms
     N        Security Agreement
     O        Pledge Agreement
     P        Opinion Matters

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT ("Agreement") is entered into as of August 20, 2004, among SOLECTRON CORPORATION, a Delaware corporation (the "Company"), certain Subsidiaries of the Company party hereto pursuant to Section 2.14 (each a "Designated Borrower" and, together with the Company, the "Borrowers" and, each a "Borrower"), each issuer of letters of credit from time to time party hereto (collectively, the "L/C Issuers" and individually, an "L/C Issuer"), and lending institutions from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

      The Company has requested that the L/C Issuers and the Lenders provide a revolving multicurrency credit facility, to the Company and its Designated Borrowers, and the L/C Issuers and the Lenders are willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, (including in the recitals hereof), the following terms shall have the meanings set forth below:

      "ACES" means the Borrower's Adjustable Conversion Rate Equity Securities issued under the Subordinated Indenture.

      "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of in excess of 50% of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary, or (b) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) in which the Company or a Subsidiary is the surviving entity.

      "Additional Secured Obligations" means any direct or indirect liability, contingent or otherwise, of the Company or any of its Subsidiaries in respect of any foreign exchange and cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any Lender, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

      "Additional Secured Obligation Documents" means any documents, instruments or agreements evidencing any Additional Secured Obligations.

      "Additional Secured Obligation Provider" means any Lender making credit extensions to the Company or any Subsidiaries pursuant to any Additional Secured Obligation Documents.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company, the L/C Issuers and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Agent" means each of the Administrative Agent and the Collateral Agent.

      "Agent/BAS Fee Letter" means the letter agreement, dated July 14, 2004, among the Company, the Administrative Agent and the BAS.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means this Credit Agreement.

      "Alternative Currency" means (i) in the case of Loans, each of Euro, Sterling and Yen, (ii) in the case of Letters of Credit, each of Euro, Sterling, Yen and Canadian Dollars, and (iii) each other currency (other than Dollars) that is approved in accordance with Section 1.05.

      "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

      "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

                                                                          APPLICABLE RATE
                                                     ----------------------------------------------------------------
        DEBT RATINGS AND                              EURODOLLAR RATE LOANS                    UTILIZATION FEE
         PRICING LEVELS             UNUSED FEE       AND LETTER OF CREDIT FEE            (IF UTILIZATION EXCEEDS 25%)
         --------------             ----------       ------------------------            ----------------------------
LEVEL 1:
Greater than BB [BB-] by S&P
Greater than Ba2 [Ba3] by Moody's     0.300%                  1.25%                                    0%

LEVEL 2:
BB [BB-] by S&P
Ba2 [Ba3] by Moody's                  0.400%                  1.50%                                 0.15%

LEVEL 3:
BB- [B+] by S&P                       0.500%                  1.75%                                 0.25%
Ba3 [B1] by Moody's

LEVEL 4:
B+ [B] by S&P                         0.625%                  2.25%                                 0.25%
B1 [B2] by Moody's

LEVEL 5:
Less than B+ [B] by S&P
Less than B1 [B2] by Moody's          0.750%                  2.75%                                 0.25%

            "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of
      (a) the senior credit facility contemplated by this Agreement, or if such ratings are not available, (b) the Company's non-credit-enhanced, senior unsecured long-term debt (indicated in brackets); provided that if a split Debt Rating is issued by each of the foregoing rating agencies, then the lower of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

Initially, the Applicable Rate shall be determined based upon Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the next Business Day after the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

      "Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

      "Applicant Borrower" has the meaning specified in Section 2.14.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by

Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended August 29, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries.

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

      "Bank of America" means Bank of America, N.A. and its successors.

      "BAS" means Banc of America Securities LLC, in its capacity as joint lead arranger and joint book manager.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Committed Loan" means a Committed Loan that is a Base Rate
Loan.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

      "Borrower" and "Borrowers" each has the meaning specified in the introductory paragraph hereto.

      "Borrowing" means a Committed Borrowing.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

            (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

            (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

            (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

            (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "Capital Stock" means all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, provided that in no event shall the term "Capital Stock" include Convertible Notes.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Cash Interest Coverage Ratio" means, as of any date of determination, the ratio of Consolidated EBITDA for the fiscal quarter ending on such date to Consolidated Cash Interest Charges during such fiscal quarter.

      "Cash Restructuring Charges" means, in respect of any period, any cash restructuring charges taken by the Company and its Subsidiaries on a consolidated basis during such period in accordance with GAAP.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means, with respect to any Person, an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that such a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the unconditional right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986.

      "Collateral Agent" means Bank of America, in its capacity as collateral agent under the Intercreditor Agreement, the Pledge Agreement, the Security Agreement and the Interco Subordination Agreement.

      "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Committed Loan" has the meaning specified in Section 2.01.

      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Company" has the meaning specified in the introductory paragraph hereto.

      "Company Guaranty" means the Company Guaranty made by the Company in favor of the Administrative Agent, the L/C Issuers and the Lenders, substantially in the form of Exhibit E.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

      "Consolidated Cash Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of cash payments for (a) all interest, premium payments, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and (c) the portion of rent expense comprising interest with respect to the Synthetic Lease Obligations of the Company and its Subsidiaries plus any net payment made, or minus any net payment received, by the Company or any consolidated Subsidiary under any Swap Contract consisting of an interest rate swap relating to Indebtedness of the Company or any such Subsidiary. This definition shall not include non-cash interest charges (including accretion on the Company's LYONs).

      "Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income, plus (b) (i) Consolidated Interest Charges, (ii) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, minus (or plus)
(c) gains (or losses) on the retirement of Indebtedness to the extent increasing (or decreasing) Consolidated Net Income, plus (d) the Non-Cash Restructuring Charges deducted in calculating Consolidated Net Income for such period, plus
(e) the Goodwill Impairment Charges deducted in calculating Consolidated Net Income for such period, plus (f) the Cash Restructuring Charges deducted in calculating Consolidated Net Income for such period, provided that the cumulative aggregate amount of Cash Restructuring Charges taken after the quarter ending on May 28, 2004 shall not exceed $75,000,000 in the aggregate, plus (g) losses arising from the Exchange Offers deducted in calculating Consolidated Net Income for the fiscal quarter in which such loss is recognized.

      "Consolidated Indebtedness" means, as of any date of determination, the total of all Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated (other than Synthetic Lease Obligations) in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

      "Consolidated Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and (c) the portion of rent expense comprising interest with respect to the Synthetic Lease Obligations of the Company and its Subsidiaries.

      "Consolidated Net Income" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries from continuing operations (before extraordinary items, and excluding gains or losses from Dispositions of assets) for that period.

      "Consolidated Total Assets" means, as of the last day of any fiscal quarter, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries. For purposes of Sections 7.02(n), 7.03(e), 7.03(i), 7.03(j), 7.05(j), and 7.11(f), Consolidated Total Assets shall be calculated on a pro forma basis giving effect to any Permitted Acquisition from the date of the financial statements referenced in any such section.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Convertible Notes" means notes or other Indebtedness that are convertible into Capital Stock of the Company or any of its Subsidiaries at the option of the holders thereof.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "Debt Rating" has the meaning specified in the definition of "Applicable Rate."

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the

United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Designated Borrower" has the meaning specified in the introductory paragraph hereto.

      "Designated Borrower Notice" has the meaning specified in Section 2.14.

      "Designated Borrower Request and Assumption Agreement" has the meaning specified in Section 2.14.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Dollar" and "$" mean lawful money of the United States.

      "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuers, and (ii) unless an Event of Default has occurred and is continuing, the

Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries; and provided further, however, that an Eligible Assignee shall include only a Lender, an Affiliate of a Lender, an Approved Fund or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of any additional Indemnified Taxes.

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or policies, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

      "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "Eurocurrency Rate" means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurocurrency Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

      "Event of Default" has the meaning specified in Section 8.01.

      "Exchange Offers" means one or more exchange offers by the Borrower to the holders of the ACES in substantially the form described to the Administrative Agent and the Lenders in the Borrower's letter dated March 29, 2004.

      "Excluded U.S. Subsidiary" means a U.S. Subsidiary that is a dormant, inactive or name-holding Subsidiary and that does not own or hold any collateral of the type described in the Security Agreement with a book value equal to or exceeding $10,000. Notwithstanding the foregoing, the term "Excluded U.S. Subsidiary" shall include any Special Purpose Subsidiary.

      "Excluded Taxes" means, with respect to either Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, "Excluded Taxes" shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 3.01(e).

      "Existing Credit Agreement" means that certain Credit Agreement dated as of February 14, 2002, among the Company, Bank of America, as agent, and a syndicate of lenders, as amended.

      "Existing Letters of Credit" means the letters of credit listed on
Schedule 1.01-2.

      "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that could reasonably be expected to be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letters" means the Agent/BAS Fee Letter, the JPMS Fee Letter and the Issuer Fee Letters.

      "First Tier non-U.S. Subsidiary" means, at any date of determination, each non-U.S. Material Subsidiary in which the Company or any of its U.S. Subsidiaries owns directly more than 50%, in the aggregate, of the Capital Stock of such Subsidiary.

      "Fleet Bank" means Fleet National Bank or its successor.

      "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Obligor" means a Loan Party that is a non-U.S. Subsidiary.

      "Foreign Plan" shall mean any employee benefit plan maintained by the Borrower or any of its Subsidiaries which is mandated or governed by any Laws of any Governmental Authority other than the United States.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Goodwill Impairment Charges" means, in respect of any period, any goodwill impairment charges taken by the Company and its Subsidiaries on a consolidated basis during such period in accordance with GAAP.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness payable or performable by another Person (the "primary obligor") in any manner, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guarantee" shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business or (ii) ordinary course indemnification obligations not constituting financial undertakings. The amount of any Guarantee shall be deemed to be, in the case of clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith, and in the case of clause (b) above, an amount equal to the lesser of the outstanding amount of such secured Indebtedness or the Fair Market Value of the assets subject to such Lien.

      "Guaranties" means the Company Guaranty and the Subsidiary Guaranty.

      "Indebtedness" means, without duplication, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments, other than (i) letters of credit issued to guarantee performance under operating leases or to guarantee payment of worker's compensation claims in an aggregate amount at any time not to exceed $50,000,000, and (ii) obligations under the Stream Letters of Credit.

            (c) all obligations (whether or not currently owed) of such Person with respect to Swap Termination Values;

            (d) all obligations of such Person to pay the deferred purchase price of property or services;

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) all Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations; and

            (g) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and to any holder of an equity interest in such Person (subject only to customary recourse exceptions acceptable to the Required Lenders), and (ii) exclude (A) inchoate indemnity obligations relating to such Indebtedness and (B) trade accounts payable in the ordinary course of business. For the purposes of calculating the amount of Indebtedness hereunder, accrued interest not due and payable shall be ignored.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitees" has the meaning specified in Section 10.04(b).

      "Insignificant Subsidiary" means at any time during any fiscal year of the Company, any Subsidiary of the Borrower with revenues (determined by reference to its latest quarterly financial statements) for the trailing 12-month period then ended not exceeding $25,000,000.

      "Intercompany Indebtedness" means Indebtedness (whether or not evidenced by a writing) of the Company or any of its Subsidiaries payable to, as applicable, the Company or any of its Subsidiaries.

      "Intercompany Note" means each Intercompany Note (if any) executed by (a) any Loan Party evidencing Intercompany Indebtedness of such Loan Party payable to the Company or any of its Subsidiaries, or (b) any Subsidiary of the Company evidencing Intercompany Indebtedness of such Subsidiary payable to any Loan Party, in each case, substantially in the form of Exhibit K.

      "Interco Subordination Agreement" means the Amended and Restated Interco Subordination Agreement, dated the date hereof, among the Loan Parties, each Subsidiary that may from time to time become a payee on any Intercompany Indebtedness owed by a Loan Party, and the Collateral Agent substantially in the form of Exhibit J.

      "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement executed by the Collateral Agent and the Administrative Agent substantially in the form of Exhibit L.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice or such other period that is twelve months or less requested by the Company and consented to by all the Lenders; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Maturity Date.

      "Interest Rate Swap" has the meaning set forth in Section 2.04(a).

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness in another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit; provided that any contribution of any IP Rights to such other Person in the form of know how or other similar form shall not constitute an "Investment." For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IP Rights" has the meaning set forth in Section 5.16.

      "IRS" means the United States Internal Revenue Service.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Company (or any Subsidiary) or in favor any L/C Issuer and relating to any Letter of Credit.

      "Issuer Fee Letters" means (i) as to Bank of America and Fleet Bank, the Agent/BAS Fee Letter, and (ii) as to any other L/C Issuer, any letter agreement or other document, agreement or instrument setting forth the agreement between the Company and such L/C Issuer relating to the fronting fee payable to such L/C Issuer pursuant to Section 2.03(j).

      "Joinder Agreement" means a Joinder Agreement in substantially the form of
Exhibit I, as modified or supplemented as provided in Section 2.04.

      "Joint Lead Arranger" means each of BAS and JPMS.

      "JPMorgan Chase" means JPMorgan Chase Bank and its successors.

      "JPMS" means J.P. Morgan Securities, Inc., in its capacity as joint lead arranger and joint book manager.

      "JPMS Fee Letter" means the letter agreement, dated July 14, 2004, among the Company, JPMorgan Chase and JPMS.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or renewal or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Issuer" means any of Bank of America, Fleet Bank and Union Bank of California, N.A., each in its capacity as issuer of Letters of Credit hereunder, or any successor or additional issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes a Lender in its capacity as an L/C Issuer; provided that, solely for purposes of the Guaranties, the Pledge Agreement, the Security Agreement, the Interco Subordination Agreement and the Intercreditor Agreement, as well as Article IX, Sections 10.02, 10.03, 10.04(a) and (b), and 10.05, "Lenders" shall also include any Swap Counterparty hereunder and any Additional Secured Obligation Provider.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

      "Letter of Credit" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date for Committed Loans.

      "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

      "Letter of Credit Sublimit" means an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), fixed or floating charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), including the interest of a purchaser of accounts receivable.

      "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Committed Loan.

      "Loan Documents" means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, the Fee Letters, the Guaranties, the Pledge Agreement, the Security Agreement, the Interco Subordination Agreement, the Intercreditor Agreement and any Intercompany Note, provided that, solely for purposes of the Guaranties, the Pledge Agreement, the Security Agreement, the Interco Subordination Agreement and the Intercreditor Agreement, as well as Sections 2.04, 10.04(b) and 10.10, "Loan Documents" shall also include any Interest Rate Swap and any Joinder Agreement pursuant to
Section 2.04.

      "Loan Document Parties" means, collectively, the Company and each Subsidiary party to a Loan Document.

      "Loan Parties" means, collectively, the Company, each Subsidiary Guarantor and each Designated Borrower.

      "LYONs" means the Borrower's Liquid Yield Option Notes (Zero Coupon-Senior) due 2020 issued under a supplemental indenture dated as of May 8, 2000 and a supplemental indenture dated as of November 20, 2000 and the Borrower's Liquid Yield Option Notes (Zero Coupon-Senior) due 2019, issued under an indenture dated as of January 27, 1999.

      "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01-1.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its payment obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Material Subsidiary" means at any time during any fiscal year of the Company, any Subsidiary of the Company (other than a Special Purpose Subsidiary) with revenues (determined by reference to its latest quarterly financial statements) for the trailing 12-month period then ended in excess of $50,000,000. In determining whether a Subsidiary of the Company is a (a) U.S. Material Subsidiary, the revenues of its Subsidiaries shall be excluded or (b) First Tier non-U.S. Subsidiary, such Subsidiary's revenues shall be deemed to include all the revenues of its Subsidiaries.

      "Maturity Date" means (a) for Committed Loans, August 20, 2007; and (b) for Additional Secured Obligations and Interest Rate Swaps, such maturity date as set forth in the applicable Additional Secured Loan Obligation Document or Joinder Agreement.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

      "Net Disposition Proceeds" means, in respect of any Disposition of any property, net proceeds of such Disposition, calculated exclusive of reasonable out-of-pocket expenses and taxes actually paid in connection with such Disposition in the fiscal year during which such Disposition is consummated and exclusive of the amount of any Indebtedness secured solely or principally by such property and actually repaid.

      "Net Proceeds" means, with respect to any divestiture of assets or property by any Person, the aggregate consideration received by such Person from such divestiture minus the amount of reasonable fees and commissions actually paid by such Person to Persons other than such Person or any Affiliate of such Person in connection therewith.

      "Non-Cash Restructuring Charges" means, for any period, any non-cash restructuring charges, other than charges relating to accounts receivable or inventory write-downs, taken by the Company and its Subsidiaries during such period on a consolidated basis in accordance with GAAP.

      "non-U.S. Subsidiary" means any Subsidiary of the Company that is not organized under the laws of a jurisdiction of the United States or a state thereof, provided that, so long as it is solely a holding company for one or more non-U.S. Subsidiaries, SEH shall be a non-U.S. Subsidiary hereunder.

      "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any

Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, solely for purposes of the Guaranties, the Pledge Agreement, the Security Agreement, the Interco Subordination Agreement and the Intercreditor Agreement, as well as Section 6.13, "Obligations" shall also include all obligations under Interest Rate Swaps, Additional Secured Obligations and any Joinder Agreement pursuant to
Section 2.04, and provided, further, that for purposes of the Security Agreement, "Obligations" shall exclude (i) any Interest Rate Swap and Joinder Agreement in respect of any Interest Rate Swap to the extent secured by any cash collateral or standby letter of credit acceptable to the applicable Swap Counterparty, and (ii) any Additional Secured Obligations to the extent that they arise from any liabilities in respect of (A) the mark-to-market value of any foreign exchange contracts exceeding $75,000,000 at any time outstanding, or
(B) any treasury management facilities exceeding three days' exposure.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

      "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

      "Participant" has the meaning specified in Section 10.06(d).

      "Participating Member State" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Acquisition" means any acquisition by the Company or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or at least 80% of the voting Capital Stock of, or a business line, unit or division of, any Person; provided that,

            (a) all transactions in connection therewith shall have been consummated, in all material respects to the extent then required to be consummated in accordance with all applicable laws and in conformity with all applicable regulations and requirements of Governmental Authorities;

            (b) in the case of the acquisition of Capital Stock, at least 80% of the voting Capital Stock (except for any such Capital Stock in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Company in connection with such acquisition shall be owned by the Company or any Subsidiary, and the Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Company, each of the actions set forth in Section 6.14 in the case of a Material Subsidiary;

            (c) the Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.13 on a pro forma basis after giving effect to such acquisition as of the last day of the fiscal quarter most recently ended, (as determined in accordance with Section 7.13), and immediately prior to, and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom;

            (d) with respect to any acquisition the Fair Market Value of the consideration for which is in excess of $50,000,000, the Company shall have delivered to the Administrative Agent at least five Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 7.13 as required under clause (c) above, together with all relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 7.13; and

            (e) any Person or assets or division as acquired in accordance herewith shall be in the same line of business or lines of business in which the Company and/or its Subsidiaries are engaged as of the Closing Date, or lines of business reasonably related or incidental thereto or reasonable extensions thereof;

and provided, further, that the aggregate amount of Permitted Acquisitions during any twelve-month period shall not exceed $300,000,000.

      "Permitted Lien" has the meaning set forth in Section 7.01.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Pledge Agreement" means the Amended and Restated Pledge Agreement dated as of the date hereof and made by the Company and each U.S. Subsidiary party thereto in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit O.

      "Receivables" means all rights to payment arising out of the sale or lease of goods or the performance of services in the ordinary and usual course of business, however evidenced.

      "Register" has the meaning specified in Section 10.06(c).

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

      "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Junior Payment" means (i) any dividend or other distribution on account of any shares of any Capital Stock of the Company or any Subsidiary now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of Capital Stock of the Company or any Subsidiary now or hereafter outstanding; (iii) any cash payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company or any Subsidiary now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness; provided that no Restricted Junior Payment shall be deemed to occur upon the "cashless exercise" of any options or warrants of the Company or any Subsidiary by the holder thereof if such exercise does not result in the deemed repayment, forgiveness or other cancellation of Indebtedness owing to the Company or any of its Subsidiaries; provided further, that no Restricted Junior Payment shall be deemed to occur with respect to (A) the delivery of Capital Stock upon conversion of or in exchange for any Convertible Note, (B) the ACES converting from Subordinated Indebtedness into senior Indebtedness in accordance with their terms, or (C) any repurchase, prepayments, redemption or acquisition of the LYONs that does not violate the terms of this Agreement.

      "Revaluation Date" means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and
(iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and
(iv) such additional dates as the Administrative Agent or any L/C Issuer shall determine or the Required Lenders shall require.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Security Agreement" means the Amended and Restated Security Agreement dated as of the date hereof and made by the Company and each U.S. Subsidiary (other than the Excluded U.S. Subsidiaries) in favor of the Collateral Agent for the benefit of the Lenders, in substantially the form of Exhibit N.

      "SEH" means Solectron Europe Holdings LLC.

      "Senior Notes" has the meaning set forth in Schedule 7.03.

      "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the Person is able to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

      "Special Notice Currency" means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

      "Special Purpose Subsidiary" means any bankruptcy remote special purpose subsidiary of the Company or any of its Subsidiaries formed for the purpose of securitizing accounts receivable or undivided interests therein and/or other related assets transferred by the Company and/or any of its other Subsidiaries to such subsidiary for financing purposes.

      "Spot Rate" for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that an L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

      "Sterling" and "L" mean the lawful currency of the United Kingdom.

      "Stream Letters of Credit" means those certain letters of credit no. 01312231, 01232403 and 01344358, listed on Schedule 1.01-2, in respect of which the Company's reimbursement obligations are supported in full by PNC Bank standby letter of credit no. 00265679-00-000.

      "Subordinated Indebtedness" means (i) the ACES until such time as they shall have become senior Indebtedness in accordance with their terms, (ii) Intercompany Indebtedness of the Company or any of its Subsidiaries subordinated in right of payment to the Obligations pursuant to the Interco Subordination Agreement and (iii) other subordinated Indebtedness of the Company or any of its Subsidiaries with subordination terms no less favorable to the Lenders than those contained on Exhibit M hereto.

      "Subordinated Indenture" means the indenture, dated December 27, 2001, by and between Solectron Corporation and State Street Bank and Trust Company of California, N.A., as trustee, and any other document, supplement, instrument or other agreement evidencing Subordinated Indebtedness issued thereunder.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

      "Subsidiary Guarantors" means each direct and indirect U.S. Material Subsidiary whether now existing or hereafter acquired or organized.

      "Subsidiary Guaranty" means the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Counterparty" has the meaning set forth in Section 2.04(a).

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Threshold Amount" means $25,000,000.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

      "Unfriendly Acquisition" means any Acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired; except that with respect to any Acquisition of a non-U.S. Person, an otherwise friendly Acquisition shall not be deemed to be unfriendly if it is not customary in such jurisdiction to obtain such approval prior to the first public announcement of an offer relating to a friendly Acquisition.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      "U.S. Material Subsidiary" means any U.S. Subsidiary that is a Material Subsidiary.

      "U.S. Subsidiary" means any Subsidiary of the Company that is organized under the laws of a jurisdiction of the United States or a state thereof, which is not owned directly or indirectly by a non-U.S. Subsidiary, provided that, so long as it is solely a holding company for one or more non-U.S. Subsidiaries, SEH shall not be a U.S. Subsidiary hereunder.

      "Wal-Mart Letter of Credit" means that certain letter of credit no. 1230498, listed on Schedule 1.01-2.

      "Yen" and "Y" mean the lawful currency of Japan.

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS.

      (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04 EXCHANGE RATES; CURRENCY EQUIVALENTS.

      (a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

      (b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

      1.05 ADDITIONAL ALTERNATIVE CURRENCIES.

      (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the

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
definition of "Alternative Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

      (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

      (c) Any failure by a Lender or any L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and such L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for any additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit of any L/C Issuer that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of "Alternative Currency" shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

      1.06 CHANGE OF CURRENCY.

      (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

      (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

      (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

      1.07 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

      1.08 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

      (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone.

Each such notice must be received by the Administrative Agent not later than 9:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

      (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 11:00 a.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

      (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six Interest Periods in effect with respect to Committed Loans.

      2.03 LETTERS OF CREDIT.

      (a) The Letter of Credit Commitments.

            (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit,
      (x) the Total

      Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

            (ii) No L/C Issuer shall issue any Letter of Credit, if:

                  (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date (provided that the Wal-Mart Letter of Credit may have a term of 24 months after the date of issuance or last extension); or

                  (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders (other than Defaulting Lenders) have approved such expiry date.

            (iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                  (B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;

                  (C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $1,000,000;

                  (D) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

                  (E) such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

                  (F) a default of any Lender's obligations to fund under
            Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Company or such Lender to eliminate such L/C Issuer's risk with respect to such Lender.

            (iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

            (v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
      (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

            (vii) No L/C Issuer shall issue or amend any Letter of Credit if such L/C Issuer has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent (A) not later than 10:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars, and (B) not later than 10:00 a.m. at least ten Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency; or in each case such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require. Upon the effectiveness of any issuance, amendment or renewal of a Letter of Credit that will constitute a Letter of Credit hereunder, the Administrative Agent and the Lenders shall be entitled to assume that the relevant L/C Issuer has obtained such Issuer Documents as it shall have requested, executed by the relevant parties thereto to the extent required thereby.

            (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

            (iii) If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of

      Credit"); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or
      (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension. Each L/C Issuer (other than Bank of America and Fleet Bank) shall be required to provide prior notice to the Administrative Agent of any pending extension of an Auto-Extension Letter of Credit at least ten Business Days before the applicable Non-Extension Notice Date.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations.

            (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse such L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, such L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 9:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by an L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an "Honor Date"), the Company shall reimburse such L/C Issuer directly in an amount equal to the amount of such drawing and in the applicable currency. If the Company reimburses such L/C Issuer by such time on the applicable Honor Date, such L/C Issuer shall so notify the Administrative Agent (with a copy to the Company), and specify in such notice the amount of the drawing so reimbursed. If the Company fails to so reimburse such L/C Issuer by such time on the Honor Date, such L/C Issuer shall so notify the Administrative Agent (with a copy to the Company), and specify in such notice the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the "Unreimbursed Amount"). Immediately upon receipt of such notice from such L/C Issuer of an outstanding Unreimbursed Amount with respect to a Letter of Credit, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Lender's Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of applicable L/C Issuer, in Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each such Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuers in Dollars.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

            (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse applicable L/C Issuer for amounts drawn under Letters of Credit, issued by such L/C Issuer as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in
      Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

            (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Obligations Absolute. The obligation of the Company to reimburse an L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

            (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

            (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

      The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuers. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. (i) Upon the request of the Administrative Agent, (A) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or
(B) if, as of the applicable Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.

            (ii) In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds the Letter of Credit Sublimit then in effect by $250,000 or more, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

            (iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

            (iv) Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this
      Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of applicable L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the applicable L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

      (h) Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

      (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in its Issuer Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with

Section 1.08. In addition, the Company shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

      (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company's business derives substantial benefits from the businesses of such Subsidiaries.

      (m) Additional L/C Issuers. (i) The Company may from time to time, upon not less than 15 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), replace a previously designated L/C Issuer by designating another Lender as L/C Issuer (upon obtaining such Lender's prior consent thereto and provided that there are no outstanding Letters of Credit issued by, or L/C Obligations owing to, the L/C Issuer to be replaced). Any such designation shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld). The Administrative Agent will promptly notify the Company and the Lenders of any designation and approval of a replacement L/C Issuer. Upon any such approval of an L/C Issuer by the Administrative Agent and delivery by such L/C Issuer to the Administrative Agent of such contact and other information regarding such L/C Issuer as the Administrative Agent shall reasonably request, such Lender shall be an L/C Issuer for all purposes of this Agreement, and references to the L/C Issuers shall mean and include such Lender in its capacity as L/C Issuer.

      (n) Reconciliation of Outstanding Letters of Credit. On the last Business Day of each month, each of the Company and the L/C Issuers shall provide to the Administrative Agent such information regarding the outstanding Letters of Credit as the Administrative Agent shall reasonably request, in form and substance satisfactory to the Administrative Agent (and in such standard electronic format as the Administrative Agent shall reasonably specify), for purposes of the Administrative Agent's ongoing tracking and reporting of outstanding Letters of Credit. The Administrative Agent shall maintain a record of all outstanding Letters of Credit based upon information provided by the Company and the L/C Issuers pursuant to this Section 2.03(n), and such record of the Administrative Agent shall, absent manifest error, be deemed a correct and conclusive record of all Letters of Credit outstanding from time to time hereunder. Notwithstanding the foregoing, if and to the extent the Administrative Agent determines that there are one or more discrepancies between information provided by the Company and any L/C Issuer hereunder, the Administrative Agent will notify the Company and such L/C Issuer thereof shall endeavor to reconcile any such discrepancy.

      (o) Notice to Lenders. The Administrative Agent shall provide notice to the Lenders not less frequently than quarterly as to the Letters of Credit outstanding hereunder (and in any event, to an individual Lender from time to time upon the request of such Lender).

      2.04 SWAP COMMITMENTS.

      (a) The Company may from time to time enter into interest-rate Swap Contracts ("Interest Rate Swaps") with the Lenders or other Persons that are Eligible Assignees (each, a "Swap Counterparty"), subject to the terms and conditions hereof. Prior to entering into an Interest Rate Swap with a Swap Counterparty, the Company, such Swap Counterparty and the Administrative Agent shall enter into a Joinder Agreement, substantially in the form of Exhibit I, to which there shall be attached an executed copy of an ISDA Master Agreement, including the Schedule thereto and any other documents required to have been delivered thereunder, between the Company and the Swap Counterparty that will govern all Interest Rate Swaps between them. Receipt of each Joinder Agreement will be acknowledged by the Administrative Agent and such Joinder Agreement shall be recorded in the Register. Interest Rate Swaps may thereafter be entered into between the Company and the Swap Counterparty, which will constitute Loan Documents to the extent provided herein; provided, however, that each Interest Rate Swap shall be entered in the ordinary course of the Company's business; provided, further that, on the trade date for each Interest Rate Swap (the "Swap Trade Date"), (i) no Default shall exist on such date before or after giving effect to such Interest Rate Swap; (ii) both before and after giving effect to such Interest Rate Swap, each of the conditions set forth in Section 4.02 shall be satisfied; and (iii) the Company and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 7.13 as of the last day of the most recently ended fiscal quarter after giving effect to such Interest Rate Swap, as certified by a Responsible Officer of Company. The Administrative Agent shall not have any duty or responsibility to monitor the creation of any Interest Rate Swap, and each Swap Counterparty hereby agrees to promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of any default, event of default, earlier termination or equivalent event thereunder. The Joinder Agreement dated as of April 25, 2002 among Lehman Brothers Special Financing Inc., the Company, the Subsidiary Guarantors specified therein and Bank of America, the Joinder Agreement dated as of May 1, 2002 among Goldman Sachs Capital Markets, L.P., the Company, the Subsidiary Guarantors specified therein and Bank of America and the Joinder Agreement dated as of May 14, 2002 among JPMorgan Chase Bank, the Company, the Subsidiary Guarantors specified therein and Bank of America shall each be deemed to be a Joinder Agreement entered into pursuant to this Section 2.04.

      (b) This Section 2.04 shall supersede any provisions in Section 10.01 to the contrary.

      2.05 PREPAYMENTS.

      (a) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 9:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) five Business Days (or six, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

      (b) If the Administrative Agent notifies the Company at any time that the Total Outstandings at such time exceed the Aggregate Commitments then in effect by an amount equal to $250,000 or more, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment of the Loans pursuant to this Section 2.05(b) the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

      2.06 TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.07 REPAYMENT OF LOANS. Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

      2.08 INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

      (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.09 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

      (a) Unused Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a fee in Dollars (the "Unused Fee") equal to the Applicable Rate times the actual daily unused portion of such Lender's Commitment. The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (b) Utilization Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a utilization fee in Dollars equal to the Applicable Rate times the Total Outstandings on each day that the Total Outstandings exceed 25% of the actual daily amount of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination). The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears and if there is any change in the Applicable Rate during any quarter, the daily amount shall be computed and multiplied by the Applicable Rate for each period during which such Applicable Rate was in effect. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

      (c) Other Fees. (i) The Company shall pay to the BAS and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Agent/BAS Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      (ii) The Company shall pay to the JPMS for its own account, in Dollars, fees in the amounts and at the times specified in the JPMS Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      (iii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      (iv) Except as otherwise specifically provided herein, the Company shall pay to the L/C Issuers fees in the amounts and at the times specified in the applicable Issuer Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.10 COMPUTATION OF INTEREST AND FEES.

      (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (b) Each determination by the Administrative Agent of interest and fees payable by the Company hereunder, in the absence of manifest error, shall be conclusive and binding upon all parties hereto. Notwithstanding the foregoing, in the event that, as a result of any reconciliation of the Administrative Agent's record of outstanding Letters of Credit pursuant to Section 2.03(n) or otherwise, the Administrative Agent determines that there has been an underpayment or overpayment of any fees payable by the Company hereunder, the Administrative Agent shall promptly notify the Company, the L/C Issuers and the Lenders thereof, and the Company shall pay to the Administrative Agent for the account of the L/C Issuers or the Lenders, as the case may be (in the case of any underpayment) or the L/C Issuers or the Lenders, as the case may be, shall pay to the Administrative Agent for the account of the Company (in the case of any overpayment), any amount due as a result of such reconciliation, on the next regularly occurring payment date for such fee.

      2.11 EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. The accounts or records maintained by any Swap Counterparty shall be conclusive absent manifest error of the amount owed to such Swap Counterparty by the Company, and the Administrative Agent shall not be obligated to maintain any account or record thereof. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

      (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein all payments by the Borrowers hereunder to be made directly to an L/C Issuer shall be made to such L/C Issuer in accordance with its payment instructions in Same Day Funds and in Dollars or, in respect of Letters of Credit denominated in an Alternative Currency, in such Alternative Currency, not later than the times and on the dates specified herein. Except as otherwise expressly provided herein and except with respect to such payments to be made directly to an L/C Issuer or principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders or L/C Issuers to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each L/C Issuer its applicable share as provided herein, or to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such L/C Issuer in accordance with its payment instructions or to such Lender at its Lending Office. All payments received by the Administrative Agent after 11:00 a.m., or by an L/C Issuer after the time specified herein or in any Issuer Document, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments received by an L/C Issuer after the time specified herein or in any Issuer Document, or by the Administrative Agent (i) after 11:00 a.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

      (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer(s), as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or applicable L/C Issuer(s), as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or applicable L/C Issuer(s), in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

      A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

      (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest; provided however, that if such funds are not returned within one Business Day, such funds shall bear interest at the Overnight Rate.

      (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint, and the obligations of each Swap Counterparty hereunder to make Interest Rate Swaps are several and not joint. The failure of any Lender to make any Committed Loan, to make any Interest Rate Swap, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to make its Interest Rate Swap, to purchase its participation or to make its payment under Section 10.04(c).

      (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

      2.14 DESIGNATED BORROWERS.

      (a) The Company may at any time, upon not less than 15 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary of the Company (an "Applicant Borrower") as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a "Designated Borrower Request and Assumption Agreement"). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H (a "Designated Borrower Notice") to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

      (b) The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.

      (c) Each Subsidiary of the Company that becomes a "Designated Borrower" pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

      (d) The Company may from time to time, upon not less than 15 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower's status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower's status.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Agent, each Lender or each L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by the Borrowers. Each Borrower shall indemnify each Agent, each Lender and each L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by an Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

      Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any

Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

      (f) Treatment of Certain Refunds. If any Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of such Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or such L/C Issuer in the event such Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require either Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

      3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COSTS; RESERVES ON EUROCURRENCY RATE LOANS.

      (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or any L/C Issuer;

            (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes which are covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer);

            (iii) the Mandatory Cost, as calculated hereunder, does not represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

            (iv) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

      and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender's or such L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such L/C Issuer's capital or on the capital of such Lender's or such L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such L/C Issuer's policies and the policies of such Lender's or such L/C Issuer's holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or such L/C Issuer's right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or such L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

      (e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs

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

of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

      3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

      (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

      (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

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

      3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

      (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

      3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligations of the Lenders and L/C Issuers to make their initial Credit Extensions hereunder is subject to satisfaction of the following conditions precedent:

      (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
Lenders:

            (i) executed counterparts of this Agreement, the Guaranties, the Pledge Agreement, the Security Agreement, the Interco Subordination Agreement and the Intercreditor Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

            (ii) Notes executed by the Borrowers in favor of each Lender requesting Notes;

            (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Document Party as the

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

      Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Document Party is a party;

            (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Document Party is duly organized or formed, and that each Loan Document Party is validly existing, in good standing and qualified to engage in business;

            (v) except as otherwise specified in Section 6.15, favorable opinions of counsel to the Loan Document Parties, addressed to the Administrative Agent, each L/C Issuer and each Lender, as to the matters set forth in Exhibit P and such other matters concerning the Loan Document Parties and the Loan Documents as the Required Lenders may reasonably request;

            (vi) a certificate of a Responsible Officer of each Loan Document Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Document Party and the validity against such Loan Document Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

            (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the current Debt Ratings;

            (viii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company most recently ended prior to the Closing Date, signed by a Responsible Officer of the Company;

            (ix) except as otherwise specified in Section 6.15, evidence satisfactory to the Administrative Agent that the Liens granted to the Collateral Agent for the benefit of the Lenders in the collateral described in the Pledge Agreement and the Security Agreement are perfected security interests (except that with respect to the pledge of any Capital Stock of First Tier non-U.S. Subsidiaries, perfected to the extent that the Uniform Commercial Code in the relevant jurisdiction is applicable) in each case subject to nonconsensual Permitted Liens; and no Lien (other than nonconsensual Permitted Liens) exists on any such collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Lenders, pursuant to the Loan Documents;

            (x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

            (xi) evidence that all amounts owing under the Existing Credit Agreement have been or concurrently with the Closing Date are being paid; and

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

            (xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, or the Required Lenders reasonably may require.

      (b) Any fees required to be paid on or before the Closing Date shall have been paid.

      (c) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

      (d) The Closing Date shall have occurred on or before August 31, 2004.

      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the proposed Closing Date specifying its objection thereto.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligations of the Lenders and the L/C Issuers to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) shall be subject to the following conditions precedent:

      (a) The representations and warranties of (i) the Borrowers contained in
Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01.

      (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

      (c) The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

      (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

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

      (e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      Each Borrower represents and warrants to the Administrative Agent, the L/C Issuers and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Document Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (b)(i),
(c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Document Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law applicable to such Loan Document Party.

      5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Document Party of this Agreement or any other Loan Document other than those previously obtained and filings and other actions in

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

connection with the Liens on any collateral. All applicable waiting periods in connection with the transactions contemplated by the Loan Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the transactions contemplated by the Loan Documents.

      5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Document Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Document Party, enforceable against each Loan Document Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes and material commitments in accordance with GAAP consistently applied throughout the period covered thereby.

      (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries as at May 31, 2004, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal quarter then ended,
(A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby (subject to normal year-end adjustments and the absence of notes), except as otherwise expressly noted therein; (B) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (C) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

      (c) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed (i) in public filings by the Company with the SEC or (ii) in press releases of the Company or other public disclosures of the Company, in each case publicly filed or publicly released after August 29, 2003 but prior to the Closing Date.

      5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company threatened or contemplated, at law, in equity, in arbitration or

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

before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect, or, to the knowledge of the Company, any investigation by any Governmental Authority of the Company's or any Subsidiary's affairs or properties which could reasonably be expected to cause or result in a Material Adverse Effect.

      5.07 NO DEFAULT. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 OWNERSHIP OF PROPERTY; LIENS. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      5.09 ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or its Subsidiaries operate (after giving affect to customary self-insurance).

      5.11 TAXES. The Company and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the Company's knowledge, no proposed tax assessment against the Company or any Subsidiary would, if made, have a Material Adverse Effect.

      5.12 ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (or any employee benefit plan that was maintained by the Company or any ERISA Affiliate within the prior six years) that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.13 SUBSIDIARIES.

      (a) The Company has no Subsidiaries as of the date hereof other than those specifically disclosed in Part (a) of Schedule 5.13, and neither the Company nor any Subsidiary has any equity investments in any other corporation or entity as of the date hereof other than those specifically disclosed in Part (b) of
Schedule 5.13; and

      (b) Schedule 5.13 sets forth as of the date hereof (i) each Subsidiary of the Company and identifies its status as either a U.S. Material Subsidiary, a First Tier non-U.S. Subsidiary, a non-U.S. Subsidiary that is not a First Tier non-U.S. Subsidiary or a non-Material U.S. Subsidiary, (ii) a list of all issued and outstanding Capital Stock of each such U.S. Material Subsidiary or First Tier non-U.S. Subsidiary, and (iii) the percentage of such Capital Stock that is directly owned by the Company or any of its U.S. Subsidiaries. All of the issued and outstanding Capital Stock of the Company and its Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and, except with respect to non-consensual Permitted Liens, are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock), and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. There are no outstanding rights to acquire Capital Stock in any Subsidiary and no additional Capital Stock of any Subsidiary of the Company will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding Capital Stock. All Capital Stock of each Subsidiary of the Company have been issued and offered in compliance in all material respects with applicable Laws.

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      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
COMPANY ACT.

      (a) No Borrower is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 DISCLOSURE. No written statement, information, report, certification, representation, or warranty made by any Loan Document Party or any Responsible Officer of any Loan Document Party in any Loan Document or furnished to the Joint Lead Arrangers, the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document (including in any and all disclosure materials furnished by or on behalf of any Loan Document Party or filed with the SEC on forms 10-K, 10-Q or 8-K) contains any untrue statement of a material fact or, taken as a whole, omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that to the extent any such document, information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such document, information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

      5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for such conflicts that could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except for any such infringement that could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      5.17 SENIOR INDEBTEDNESS. The Company has taken all actions necessary for the Obligations to constitute "Senior Indebtedness" and "Designated Senior Indebtedness" for the purposes of and as defined in the Subordinated Indenture.

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      5.18 SECURITY INTEREST. The Loan Documents create for the benefit of the
Lenders a valid and perfected security interest in the collateral described in the Pledge Agreement (except that with respect to the pledge of any Capital Stock of First Tier non-U.S. Subsidiaries, a perfected security interest to the extent applicable), subject to no other Liens (other than as expressly permitted by the Pledge Agreement), and a valid and perfected security interest in the collateral described in the Security Agreement, subject to no other Liens (other than Liens expressly permitted by the Security Agreement), securing in each case the payment of the Obligations, and all filings and other actions necessary or desirable to perfect or protect such security interests have been duly taken or arrangements therefor reasonably satisfactory to the Administrative Agent have been made.

      5.19 NO RESTRICTED JUNIOR PAYMENTS. Since the Closing Date, neither the Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 7.06.

      5.20 SOLVENCY. Each Loan Document Party is, and upon the incurrence of any Obligation by such Loan Document Party on any date on which this representation and warrant is made will be, Solvent.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than inchoate indemnity obligations) shall remain unpaid or unsatisfied, or any Letter of Credit or Interest Rate Swap shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

      6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (the Lenders and the Administrative Agent hereby acknowledge that KPMG LLP is acceptable), which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

      (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated

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statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under Sections 6.01(a) and 6.01(b), but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and 6.01(b) at the times specified therein.

      6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent (and, if delivered electronically, with a courtesy copy to each L/C Issuer and each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein (which certificate may be limited to the extent required by accounting rules or guidelines) or, if any such Default shall exist, stating the nature and status of such event;

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Company and (ii) a list of Material Subsidiaries, and First Tier non-U.S. Subsidiaries and Designated Borrowers as of the date of such Compliance Certificate;

      (c) promptly after requested by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

      (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or written communication sent to the stockholders generally of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto, in each case, other than the exhibits thereto unless otherwise requested by the Administrative Agent or any Lender; and

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

      (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

      Reports required to be delivered pursuant to Sections 6.01(a), 6.01(b) or 6.02(d) (to the extent any such financial statements, reports or proxy statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Company posts such reports, or provides a link thereto, either: (i) on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) when such report is posted electronically on IntraLinks/IntraAgency or other relevant website which the Administrative Agent have access to (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any, on the Company's behalf; provided that:
(x) the Company shall deliver paper copies of such reports to the Administrative Agent until written request to cease delivering paper copies is given by the Administrative Agent; (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such reports and provide to the Administrative Agent by email electronic versions (i.e. soft copies) of such reports; and (z) in every instance the Company shall provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each of the Lenders and L/C Issuers shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Each Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a "Public Lender"). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal, state and any other applicable securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      6.03 NOTICES. Promptly notify the Administrative Agent, each L/C Issuer and each Lender:

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      (a) of the occurrence of any Default;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary or (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority;

      (c) of one or more litigation, investigations or proceedings (or adverse development therein) affecting any Loan Party in which the amounts reasonably expected to be paid in the aggregate exceed the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect;

      (d) of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000;

      (e) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; provided that, the description of any such changes set forth in the Company's filings with the SEC, or the notes to any financial statements included therein, when delivered to the Administrative Agent, shall constitute notice sufficient under this subsection
(e); and

      (f) of any announcement by Moody's or S&P of any change or possible change in a Debt Rating.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or any other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS. Except to the extent the failure of which could not reasonably be expected to have a Material Adverse Effect, pay and discharge as the same shall become due and payable (or within any applicable grace period) all its obligations and liabilities, including (a) material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary and (b) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.05 PRESERVATION OF EXISTENCE, ETC. Except to the extent the failure of which could not reasonably be expected to have a Material Adverse Effect, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, and take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, pursuant to a

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

transaction permitted by Section 7.05; and (b) preserve or renew all of its registered patents, trademarks, trade names and service marks.

      6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts and with such deductibles as are customarily carried under similar circumstances by such other Persons (after giving effect to customary self-insurance).

      6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto, or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

      6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender (provided that such Person shall be subject to a nondisclosure agreement the terms of which shall be substantially similar to Section 10.08) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. Notwithstanding the foregoing, while no Event of Default exists, neither the Company nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making extracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information or (ii) in respect to which disclosure to the Administrative Agent or any Lender (or designated representative) is then prohibited by Law or any agreement binding on the Company or any of its Subsidiaries that was not entered into by the Company or any of its Subsidiaries for the purpose of concealing information from the Administrative Agent and the Lenders or evading the provisions of this Agreement.

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      6.11 COMPLIANCE WITH ERISA.

      (a) Do, and cause each of its ERISA Affiliates to do, each of the following: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law;
(ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) make all required contributions to any Plan subject to Section 412 of the Code.

      (b) Comply, and cause each of its relevant Subsidiaries to comply, in all material respects with all applicable Laws relating to the maintenance or operation of each Foreign Plan, and maintain in full force and effect all material registrations of any Foreign Plans.

      6.12 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for working capital and other general corporate purposes (including to finance acquisitions and to refinance Indebtedness) not in contravention of any Law or of any Loan Document, subject to the limitations set forth in Section 7.12.

      6.13 SENIOR INDEBTEDNESS. The Obligations are hereby designated as "Senior Indebtedness" and "Designated Senior Indebtedness" for the purposes of and as defined in the Subordinated Indenture. The Company shall take all additional actions that may be necessary for the Obligations to continue at all times to constitute "Senior Indebtedness" and "Designated Senior Indebtedness" (to the extent applicable) under all Subordinated Indebtedness and otherwise be entitled to all the benefits of any Senior Indebtedness under all Subordinated Indebtedness.

      6.14 COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY.

      (a) If, at any time, any Subsidiary of the Company that is not a Loan Party shall be a Material Subsidiary of the Company, then, in each case at the Company's expense:

            (i) in the case of a U.S. Material Subsidiary, within 45 days of attaining such status, the Company shall cause such Subsidiary to duly execute and deliver to the Administrative Agent a guaranty substantially in the form of Exhibit F or a supplement thereto, guaranteeing all of the Obligations under the Loan Documents;

            (ii) in the case of either a U.S. Material Subsidiary or a First Tier non-U.S. Subsidiary, within 90 days of attaining such status (A) the Company shall, or shall cause any Subsidiary that is a shareholder of such Material Subsidiary to, as applicable, duly execute and deliver to the Administrative Agent (x) a pledge agreement substantially in the form of Exhibit O or a pledge supplement thereto, and (y) certificates evidencing, in the case of a U.S. Material Subsidiary, all of the issued and outstanding Capital Stock of such Subsidiary owned by the Company or any of its Subsidiaries and, in the case of a First Tier non-U.S. Subsidiary, 65% (or such greater percentage, if applicable, pursuant to the Pledge Agreement) of the issued and outstanding Capital Stock of such Subsidiary owned by the Company or any U.S. Subsidiary, which certificates shall be accompanied by undated stock powers duly executed in blank or the equivalent under applicable law, and (B) with respect to any Intercompany Indebtedness of the Loan Parties payable to

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

      such Material Subsidiary, (x) the Company shall, and shall cause such other Loan Parties and such Material Subsidiary to, execute and deliver an Interco Subordination Agreement or a supplement thereto, provided that neither the Company nor any of its Subsidiaries shall be required to comply with the pledge provisions of this clause (ii) with respect to any First Tier non-U.S. Subsidiary in the event the Administrative Agent determines in its reasonable discretion after consultation with the Company and with the concurrence of the Required Lenders that any such pledge is not commercially feasible; and (y) such Material Subsidiary shall be otherwise subject to the limitations and requirements of Section 7.03(f);

            (iii) evidence satisfactory to the Administrative Agent that the Lien granted to the Collateral Agent for the benefit of the Lenders in the collateral described in clause (ii) above is a perfected security interest (except that with respect to the pledge of any Capital Stock of any such First Tier non-U.S. Subsidiary, perfected to the extent applicable), and no Lien exists on any such collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Lenders, pursuant to the Loan Documents and non-consensual Permitted Liens; and

            (iv) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, the pledges and guaranties contemplated by this Section 6.14.

      (b) If, at any time after the Closing Date, the status of any Subsidiary of the Company shall change so that it no longer meets the definition of "Material Subsidiary" or "First Tier non-U.S. Subsidiary", as the case may be, (whether by voluntary liquidation, dissolution, sale or other transaction or occurrence permitted under this Agreement, or as a result of a change in its financial position), upon receipt of a written request by a Responsible Officer of the Company (i) requesting the release of such Subsidiary from its obligations under the Subsidiary Guaranty and release of such Subsidiary's Capital Stock from the pledge of such Capital Stock under the Pledge Agreement or other applicable collateral documentation with respect to First Tier non-U.S. Subsidiaries, and certifying that such Subsidiary is no longer a "Material Subsidiary" or "First Tier non-U.S. Subsidiary", as the case may be, and no Default is existing or would exist after giving effect to such release and (ii) certifying that concurrently therewith it has caused any pledge or guaranty required by the terms of this Agreement to be delivered in accordance herewith (e.g., the substitution of one First Tier non-U.S. Subsidiary for another resulting from an internal reorganization permitted under Section 7.05(c)), the Administrative Agent shall (A) release such Subsidiary from its obligations under the Subsidiary Guaranty and (B) request the Collateral Agent to release the shareholder pledgor of such Subsidiary's Capital Stock from the pledge under the Pledge Agreement.

      (c) If, at any time, the Company incorporates, creates or acquires any additional U.S. Subsidiary (other than an Excluded U.S. Subsidiary), or the status of any Excluded U.S. Subsidiary shall change so that it no longer meets the definition of "Excluded U.S. Subsidiary," then, at the Company's expense:

            (i) within 45 days after such incorporation, creation or acquisition, or after any U.S. Subsidiary no longer qualifies as an Excluded U.S. Subsidiary, the Company shall (A) cause such U.S. Subsidiary to duly execute and deliver to the Administrative Agent a security agreement in substantially the form of Exhibit N or a supplement thereto and (B) deliver evidence satisfactory to the Administrative Agent that the Lien granted to the Collateral Agent for the benefit of the Lenders on the collateral described in such security agreement is a valid and perfected security interest and that no Lien (other than Liens permitted by the Security Agreement) exists on any such collateral other than the Lien granted to the Collateral Agent for the benefit of the Lenders pursuant to the Loan Documents; and

            (ii) at any time and from time to time, the Company shall promptly execute and deliver all further instruments and documents and take all such other action as the Administrative Agent may reasonably believe necessary or desirable to obtain the full benefits of, or in perfecting and preserving the Liens of, the pledges and guaranties contemplated by this Section 6.14.

      (d) For the avoidance of doubt, the time periods set forth in clauses (i) and (ii) of Section 6.14(a) shall relate back to the date on which the applicable Subsidiary attained the status of a Material Subsidiary of the Company, including with respect to any Subsidiary of the Company that attained such status prior to the Closing Date.

      6.15 POST-CLOSING ITEMS. Within 90 days after the Closing Date the Company shall deliver to the Administrative Agent, to the extent not delivered prior thereto, such opinions, assurances and confirmations of non-U.S. counsel to the Company or its Subsidiaries as may be reasonably required by the Administrative Agent regarding each of the First Tier non-U.S. Subsidiaries set forth on
Schedule 6.15 hereto and the enforceability and perfection of the pledge of the Capital Stock and Intercompany Indebtedness pledged pursuant to the Pledge Agreement.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than inchoate indemnity obligations) shall remain unpaid or unsatisfied, or any Letter of Credit or Interest Rate Swap shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively "Permitted Liens"):

      (a) Liens pursuant to any Loan Document;

      (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b)

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

except that Liens on cash securing Synthetic Lease Obligations shall be governed by Section 7.01(r);

      (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

      (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money;

      (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 30 consecutive days during which execution is not effectively stayed;

      (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness or any one or more successive refinancings thereof (and accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired as measured on the date of acquisition;

      (j) Liens on assets (including real estate) acquired in Permitted Acquisitions after the date of this Agreement; provided, however, that (i) such Liens existed at the time of the Permitted Acquisition and were not created in anticipation thereof, (ii) any such Lien does not by its terms cover any assets (other than after acquired property or proceeds) after the time of the Permitted Acquisition which were not covered immediately prior thereto, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness secured thereby immediately prior to the time of the Permitted Acquisition;

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

      (k) Liens in favor of any Loan Party on all or part of the assets of any Subsidiary of the Company securing Indebtedness owing by such Subsidiary of the Company to any Loan Party, subject to the limitations and requirements under
Section 7.03(f);

      (l) Liens arising by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts, other funds maintained with a creditor depository institution, or investment or securities accounts; provided that (i) such account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the relevant Subsidiary in excess of those set forth by the regulations promulgated by the FRB, and (ii) such account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution with respect to otherwise unrelated obligations of the Company or any such Subsidiary to such depository institution;

      (m) Liens consisting of pledges of cash collateral or government securities to secure Swap Contracts on a mark-to-market basis only, provided that the aggregate value of such collateral so pledged by the Company and its Subsidiaries does not at any time exceed $100,000,000 in the aggregate;

      (n) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business operations of the Company or any applicable Subsidiary;

      (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (p) Liens on insurance proceeds securing the payment of financed insurance premiums;

      (q) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness permitted by Section 7.03 is issued;

      (r) Liens consisting of pledges of cash collateral to secure (i) Synthetic Lease Obligations in existence on the Closing Date and any refinancings or extensions thereof (provided that the aggregate amount of such cash collateral securing such Synthetic Lease Obligations shall not at any time exceed $110,000,000 less any amount of such cash collateral released to the Company or its Subsidiaries as a result of any refinancing or restructuring of such obligations or otherwise, other than any of such cash collateral utilized to collateralize any reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in each case to the extent the same are capitalized in connection with any such refinancing or restructuring), or (ii) Indebtedness of any non-U.S. Subsidiary solely for the purpose of repatriating, on a tax-efficient basis, cash held by any non-U.S. Subsidiary out of the applicable foreign jurisdiction for the benefit of any Loan Party;

      (s) additional Liens on its U.S. property, assets or revenue securing Indebtedness in an aggregate amount so secured at any time not exceeding $25,000,000; and

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

      (t) additional Liens on its non-U.S. property, assets or revenue securing Indebtedness in an aggregate amount so secured at any time not exceeding $75,000,000;

provided that, notwithstanding any of Sections 7.01(a) through 7.01(t), in no event shall the Company or any Subsidiary of the Company create, incur, assume or suffer to exist any Lien (other than non-consensual Permitted Liens) upon (i) any collateral under the Pledge Agreement or upon any Capital Stock of any Material Subsidiary owned by a Loan Party, except in accordance with Section 7.01(a) or (ii) any Receivables, except pursuant to Sections 7.01(a), 7.01(b), 7.01(c), 7.01(j) or 7.01(k).

      7.02 INVESTMENTS. Make any Investments, except:

      (a) Investments that are existing on the date hereof and described in
Schedule 7.02;

      (b) Investments held by the Company or any Subsidiary in the form of cash equivalents or short-term marketable securities in accordance with the Company's investment policy as from time to time in effect;

      (c) advances to officers, directors and employees of the Company and its Subsidiaries at any time outstanding in an aggregate amount not to exceed $10,000,000, for travel, entertainment, relocation and other ordinary business purposes;

      (d) (i) Investments of any Loan Party in any U.S. Subsidiary, or Investments of any Subsidiary in any Loan Party or another U.S. Subsidiary, provided that with respect to such Investments in the form of Intercompany Indebtedness, subject to the limitations and requirements under Section 7.03(f),
(ii) Investments in the form of Intercompany Indebtedness of any Loan Party in any non-U.S. Subsidiary, subject to the limitations and requirements under
Section 7.03(f), (iii) Investments of any non-U.S. Subsidiary in any other non-U.S. Subsidiary and (iv) Investments of any non-Material Subsidiary payable to any other non-Material Subsidiary;

      (e) Investments consisting of extensions of credit in the nature of accounts receivable, prepaid royalties or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (f) Guarantees permitted by Section 7.03;

      (g) Investments permitted by Section 7.04;

      (h) capital expenditures permitted by Section 7.10;

      (i) Investments to consummate Permitted Acquisitions (and Investments of such acquired Person, which Investments existed at the time of such acquisition and were not created in contemplation of such event);

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

      (j) Investments constituting Swap Contracts or payments or advances under Swap Contracts permitted under Section 7.03(d);

      (k) Investments accepted in connection with Dispositions permitted by
Section 7.05;

      (l) Investments acquired by the Company or any of its Subsidiaries (i) in exchange for any other Investment held by the Company or such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment, or (ii) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

      (m) Investments (or that portion of any Investment) made (i) solely with Capital Stock of the Company, or (ii) with up to 50% of the cash proceeds from the contemporaneous sale of Capital Stock of the Company; and

      (n) Investments at any time outstanding not exceeding in the aggregate 7.5% of Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal quarter during the term of this Agreement.

      7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness under the Loan Documents (other than Indebtedness with respect to any Interest Rate Swap);

      (b) Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals, amendments or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

      (c) Guarantees of (i) any Subsidiary of the Company in respect of Indebtedness permitted hereunder of the Company (other than Indebtedness under the Senior Notes, the ACES, Convertible Notes and the LYONs), (ii) the Company or any of its Subsidiaries in respect of Indebtedness permitted hereunder of any Loan Party, or (iii) any non-U.S. Subsidiary of the Company in respect of Indebtedness permitted hereunder of any other non-U.S. Subsidiary of the Company;

      (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party and (iii) at any time, the aggregate Swap

Termination Value which would be owed by the Company and its Subsidiaries in the event of a Termination Event under all such Swap Contracts does not exceed $100,000,000;

      (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations, purchase money obligations and other obligations, the proceeds of which are used to acquire or construct fixed or capital assets or improvements with respect thereto within the limitations set forth in Section 7.01(i) or any refinancings, refundings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; provided further, that the aggregate amount of such Indebtedness at any one time outstanding in reliance on this Section 7.03(e) shall not exceed 5% of Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal quarter;

      (f) (i) Intercompany Indebtedness of any Loan Party payable to the Company or any of its Subsidiaries or Intercompany Indebtedness of any Subsidiary of the Company payable to any Loan Party, provided that, simultaneously with the incurrence of such loan (or in the case of any Subsidiary that is not a U.S. Material Subsidiary, within 10 days after the incurrence thereof), the Company shall cause (A) all such Intercompany Indebtedness to be subject to a perfected Lien pursuant to the Pledge Agreement (other than any Intercompany Indebtedness payable to a non-U.S. Subsidiary of the Company), and (B) all such Intercompany Indebtedness of any Loan Party to be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Interco Subordination Agreement; provided further, that no such Intercompany Indebtedness shall be evidenced by any note or other instrument unless such note is in the form of Exhibit I and the payee thereunder shall immediately endorse and deliver the same to the Collateral Agent; (ii) Indebtedness of any non-U.S. Subsidiary payable to any other non-U.S. Subsidiary; and (iii) Indebtedness of any non-Material Subsidiary payable to any other non-Material Subsidiary;

      (g) Indebtedness consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of the Company or its Subsidiaries in respect of transactions entered into in the ordinary course of business; provided that the aggregate principal amount of the Indebtedness in respect of which such guarantees (and other credit support) are provided shall not exceed at any time $10,000,000;

      (h) Indebtedness of any non-U.S. Subsidiary entered into to facilitate repatriation of blocked cash, the proceeds of which are disbursed to a Loan Party;

      (i) Subordinated Indebtedness at any time outstanding in an aggregate amount not exceeding 10% of Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal quarter; and

      (j) additional Indebtedness (other than Guarantees in respect of the Senior Notes, the ACES, the LYONs and Convertible Notes) at any time outstanding in reliance on this Section 7.03(j) in an aggregate amount not exceeding 5% of Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal quarter.

      7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

      (a) any Person may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation;

      (b) any Person may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary, provided that if such Subsidiary is a Loan Party, the Loan Party shall be the surviving entity;

      (c) the Company and the Subsidiaries may make Permitted Acquisitions; and

      (d) any Disposition permitted under Section 7.05.

      7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) any Subsidiary may Dispose of any of its property (upon voluntary liquidation or otherwise) to any other Subsidiary for Fair Market Value in cash or other tangible assets;

      (b) any Subsidiary may Dispose of any of its property (upon voluntary liquidation or otherwise) to the Company or to another Loan Party, and the Company may Dispose of any of its assets to any Loan Party;

      (c) the Capital Stock of any Subsidiary that is not a Loan Party or is a First Tier non-U.S. Subsidiary may be Disposed of to the Company or any other Subsidiary to facilitate internal reorganizations, provided that any such reorganization shall not be materially adverse to the interest of the Lenders;

      (d) the Company and its Subsidiaries may Dispose of equipment or real property other than in the ordinary course of business to the extent that such property is exchanged for credit against the purchase price of similar property, plant or equipment used or useful in a permitted business or the proceeds of such disposition are reasonably promptly applied to the purchase price of such property, plant or equipment used or useful in a permitted business;

      (e) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and any distribution or other transfer of assets in connection with such liquidation or dissolution is made to the Company or another Subsidiary in an amount consistent with such person's ownership percentage of the Subsidiary being dissolved or liquidated;

      (f) the Company and the Subsidiaries may make Dispositions of obsolete, worn out or surplus property or property that is no longer used or useful in the business of the Company or its Subsidiaries;

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

      (g) the Company and its Subsidiaries may enter into non-exclusive licenses of IP Rights;

      (h) the Company and its Subsidiaries may (i) make any Disposition in any transaction in the ordinary course of business, (ii) make Investments permitted under Section 7.02, (iii) make capital expenditures permitted under Section 7.10, (iv) make Restricted Junior Payments permitted under Section 7.06, (iv) incur or repay Indebtedness permitted under Section 7.03, and (v) incur Liens permitted under Section 7.01; and

      (j) the Company and each Subsidiary may make Dispositions not otherwise permitted hereunder; provided that (i) such Disposition is for Fair Market Value, (ii) at the time of any disposition and after giving effect thereto, no Default or no Event of Default shall exist or shall result from such Disposition, and (iii) the Net Disposition Proceeds from all such Dispositions by the Company and its Subsidiaries, together, shall not exceed (x) in any fiscal year after the fiscal year ending August 31, 2004, 5% of the Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the immediately prior fiscal year.

      7.06 RESTRICTED JUNIOR PAYMENTS. Declare, pay, make or set apart, or agree to declare, pay, make or set apart, any sum for any Restricted Junior Payment, except that

      (a) the Company and its Subsidiaries may make regularly scheduled payments in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent not prohibited by, and subject to the subordination provisions pursuant to which such Subordinated Indebtedness was issued and, if applicable, pursuant to the Interco Subordination Agreement;

      (b) each Subsidiary may make any Restricted Junior Payments to the Company and to Subsidiaries and, so long as no Default shall have occurred and be continuing in the case of a Restricted Junior Payment by a non-wholly-owned Subsidiary, to the Company, any other Subsidiary and to other owners of Capital Stock of such Subsidiary on a pro rata basis based on their relative ownership interests;

      (c) (i) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person, and (ii) Solectron Global Services Canada Inc. or 3942163 Canada Inc. may declare and pay dividends or make distributions with respect to its non-voting exchangeable shares as required by the instruments currently in effect governing the terms of such shares; provided that, any such dividend or distribution that is not in the form of such non-voting exchangeable Shares shall be deemed a dividend or distribution made by the Company for purposes of
Section 7.06(f), and the Company must have sufficient availability under such subclause to permit the dividend or distribution;

      (d) the Company and each Subsidiary may (i) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares or prepay Subordinated Indebtedness with the proceeds received from the substantially concurrent issue of new shares of its common stock or (ii) prepay Subordinated Indebtedness with the proceeds received from the substantially concurrent issue of new Subordinated Indebtedness, provided that, in each case, no Default has occurred and is continuing;

      (e) the Company and its Subsidiaries may make payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a Permitted Acquisition;

      (f) the Company may make Restricted Junior Payments up to an amount equal to the greater of (i) $50,000,000 and (ii) $50,000,000 plus 50% of positive Consolidated Net Income, if any, of the Company and its Subsidiaries for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Junior Payment (or if such Consolidated Net Income for such period is a deficit, minus an amount equal to the sum of 100% of such deficit plus Cash Restructuring Charges and Non-Cash Restructuring Charges, in each case determined on an after-tax basis and deducted in calculating Consolidated Net Income for such period), computed on a cumulative basis with other such transactions under this Section 7.06(f) by the Company since that date; provided, that, immediately after giving effect to such proposed action, no Default would exist; and provided further, that, notwithstanding anything to the contrary in this Section 7.06(f), the Company shall not make any Restricted Junior Payment of the type described in clause
(ii) of the definition of Restricted Junior Payment to the extent it relates to common stock of the Company; and

      (g) the Company may make (i) any payment on or with respect to, or repurchase, redeem, defease or acquire or retire for value, any Convertible Notes of the Company in connection with an optional redemption of such Convertible Notes pursuant to the terms thereof, provided that the current market price per share of the Company's common stock (calculated based upon the average closing price as reported on the New York Stock Exchange (or other national securities exchange on which such common stock is listed) for the 30-trading day period immediately preceding the date any notice of redemption is sent or published) into which such Convertible Notes is convertible equals or exceeds 150% of the conversion price in effect for such Convertible Notes on the date of such notice, and (ii) any payment of cash in lieu of any fractional shares deliverable upon conversion of any such Convertible Notes in compliance with the terms of the instruments governing such Convertible Notes; provided that, in each case, any amounts paid in cash pursuant to this subsection will reduce the amount available for Restricted Junior Payments under Section 7.06(f).

      7.07 ERISA. At any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; (c) amend, adopt or terminate any Plan of such action could be reasonably expected to have a Material Adverse Effect; or (d) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

      7.08 CHANGE IN NATURE OF BUSINESS; FISCAL YEAR END. (a) Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the Closing Date or any business reasonably related or incidental thereto or reasonable extensions thereof, or (b) change its fiscal year end from August 31.

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

      7.09 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or any Subsidiary as would reasonably be expected to be obtainable by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Company and any of its Subsidiaries or between and among any Subsidiaries.

      7.10 CAPITAL EXPENDITURES. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations, Permitted Acquisitions, and acquisitions of assets as a result of the termination of Synthetic Lease Obligations), except for capital expenditures not exceeding, in the aggregate for the Company and its Subsidiaries for any consecutive four-quarter period beginning on September 1, 2003, and each four-quarter period beginning on each September 1 thereafter an amount equal to $300,000,000.

      7.11 BURDENSOME AGREEMENTS. Except to the extent included as of the Closing Date in the provisions of any Contractual Obligation listed in Schedule 7.11, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Lenders under the Loan Documents, or
(ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Capital Stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; if any such prohibition, restriction or condition is materially more burdensome to any Loan Party than any similar prohibition, restriction or condition contained in this Agreement or any other Loan Document; provided that the foregoing shall not apply to:

      (a) restrictions and conditions imposed by Law, by this Agreement or the other Loan Documents;

      (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be);

      (c) restrictions with respect to the disposition or transfer of assets or property in asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business (provided that in each case (i) the Company or any Subsidiary party to any such agreement is the seller, and (ii) such restrictions are limited to the property or assets that are the subject of such agreement);

      (d) restrictions with respect to the disposition or distribution of assets or property in joint venture agreements, partnership agreements and other similar agreements entered into in the ordinary course of business, in each case so long as (i) the joint venture, partnership or other subject of such agreement is not a Subsidiary of the Company, and (ii) the counterparty to such agreement is not an Affiliate of the Company.

      (e) restrictions in agreements evidencing Indebtedness (A) permitted by
(i) Section 7.03(b), to the extent such restrictions exist on the Closing Date and (ii) Section 7.03(e), that impose restrictions on the property so acquired or (B) secured by cash collateral in compliance with Section 7.01 that imposes restrictions on any cash collateral therefor;

      (f) restrictions on property to be transferred or optioned that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

      (g) restrictions and conditions applicable to any Subsidiary acquired after the date hereof if such restrictions and conditions existed at the time such Subsidiary was acquired, were not created in anticipation of such acquisition, and applying solely to such acquired Subsidiary;

      (h) restrictions in any agreement for the sale or other disposition of a Subsidiary that relate to such Subsidiary pending its sale or other disposition;

      (i) restrictions contained in any working capital facility entered into by a non-U.S. Subsidiary and applying solely to such non-U.S. Subsidiary; provided that the aggregate Fair Market Value of assets subject to any such facilities shall not at any time exceed 2% of Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal quarter;

      (j) restrictions in agreements entered into in connection with the incurrence of Permitted Liens that limit the right of the Company or any of its Subsidiaries to dispose of the assets subject to such Permitted Lien; and

      (k) restrictions on cash or other deposits provided or made by customers, in each case under contracts entered into in the ordinary course of business.

      In no event shall any agreement or other arrangement (except as permitted under Sections 7.11(a) through 7.11(h)) restrict the ability of the Company or any of its Subsidiaries to grant Liens in favor of the Lenders under the Loan Documents.

      7.12 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to
(a) purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the FRB, or (b) finance any Unfriendly Acquisition.

      7.13 FINANCIAL COVENANTS.(a) Maximum Debt to Consolidated EBITDA Ratio. Permit the ratio of Consolidated Indebtedness (other than Indebtedness under the ACES and the LYONS) to Consolidated EBITDA (measured on the basis of a rolling four-quarter fiscal period) as of the end of any fiscal quarter of the Company to be greater than the ratio set forth opposite such fiscal quarter below:

    FISCAL QUARTER ENDING           MAXIMUM RATIO
    ---------------------           -------------
August 31, 2004                      3.75 to 1.0

November 30, 2004                    3.75 to 1.0

February 29, 2005                    3.50 to 1.0

May 31, 2005 and thereafter          3.25 to 1.0

      (b) Cash Interest Coverage Ratio. Permit the Cash Interest Coverage Ratio, as of the end of any fiscal quarter of the Company, to be less than 4 to 1.

With respect to any period during which a Permitted Acquisition or an asset sale has occurred (each, a "Subject Transaction"), for purposes of determining compliance with the financial covenants set forth in this Section 7.13, Consolidated EBITDA and the components of Consolidated Cash Interest Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a Subject Transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended from time to time, and any successor statute, and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of the Company) using the historical audited, if available, financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

      8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

      (a) Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment, facility, utilization or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

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      (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.05, 6.12 or Article VII; or

      (c) Other Defaults. Any Loan Document Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

      (d) Representations and Warranties. Any representation or warranty made or deemed made by the Company or any other Loan Document Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material aspect when made or deemed made; or

      (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of one or more items of Indebtedness or Guarantees (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under one or more combined or syndicated credit arrangements) of more than $25,000,000, and such failure continues beyond the applicable grace period specified in the agreement or instrument relating to such Indebtedness or Guarantees, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, or any other similar event occurs, the effect of which default or other similar event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under one or more Swap Contracts an Early Termination Date (as defined in such Swap Contracts) resulting from (A) any event of default under such Swap Contracts as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contracts), or (B) any Termination Event (as so defined) under such Swap Contracts as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in any event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $25,000,000 in the aggregate; or

      (f) Insolvency Proceedings, Etc. The Company or any of its Subsidiaries (other than an Insignificant Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to the Company or any of its Subsidiaries or to all or any part of its property is instituted without the consent of the

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Company or any of its Subsidiaries and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) The Company or any of its Subsidiaries (other than an Insignificant Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

      (h) Judgments. There is entered against the Company or any Subsidiary (other than an Insignificant Subsidiary) (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgments that have, or would reasonably be expected to have, taken as a whole a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA. (i) With respect to any Plan that has any Unfunded Pension Liability, the occurrence of either (A) the filing of a notice of intent to terminate, the treatment of any Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate any Pension Plan or Multiemployer Plan; or (B) any event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (ii) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; or (iii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (j) Failure by the Company or any Subsidiary Guarantor to Perform Covenants; Invalidity of any Guaranty. The Company or any Subsidiary Guarantor shall fail to perform or observe any term, covenant or agreement contained in the applicable Guaranty on its part to be performed or observed, or any default shall occur under such Guaranty, and any such failure or default shall continue after the applicable grace period, if any, specified in such Guaranty as of the date of such failure, or any defined "Event of Default" as defined in any Guaranty shall have occurred and is continuing; or any Guaranty shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (except as expressly permitted hereunder), or the Company or any Subsidiary Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

      (k) Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or

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cease to be the legally valid, binding and enforceable obligation of any Loan
Document Party thereto; any Loan Document Party or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, ceases to be a perfected first priority Lien (except that with respect to the pledge of any Capital Stock of First Tier non-U.S. Subsidiaries, perfected first priority Lien to the extent applicable); or

      (l) Change of Control. There occurs, with respect to the Company, any Change of Control; or there shall occur, with respect to any other Indebtedness of the Company in excess of $25,000,000, any "change of control" thereunder.

      8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

      (a) declare the commitment of each Lender to make Loans and any obligation of an L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (including any Interest Rate Swap or Joinder Agreement) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

      (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself, the Lenders and any Swap Counterparties all rights and remedies available to it and such parties under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 8.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), and subject to the terms of the Intercreditor Agreement, any amounts received on account of the Obligations shall be applied by the Agents, the L/C Issuers and the Lenders in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the

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Administrative Agent and amounts payable under Article III) payable to the
Agents in their capacities as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders or the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

      Fifth, to the Administrative Agent for the account of the respective L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

      Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
                                   THE AGENTS

      9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Joint Lead Arrangers, the Lenders and the L/C Issuers, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

      9.02 RIGHTS AS A LENDER. The Persons serving as the Agents hereunder and under the other Loan Documents shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires,

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include the Persons serving as the Agents hereunder in their individual capacities. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and under the other Loan Documents and without any duty to account therefor to the Lenders.

      9.03 EXCULPATORY PROVISIONS. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither Agent:

            (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by such Person serving as an Agent or any of its Affiliates in any capacity.

      No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Company, the other Agent, a Lender or an L/C Issuer.

      No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

      9.04 RELIANCE BY AGENTS.

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      Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, the issuance of a Letter of Credit, or relating to any collateral, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan, the issuance of such Letter of Credit or any action (or inaction) or other event relating to collateral. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05 DELEGATION OF DUTIES. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document, including holding collateral, by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

      9.06 RESIGNATION OF ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

      (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged

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therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.
After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      (b) The Collateral Agent may resign from the performance of all its functions and duties under the Intercreditor Agreement, the Interco Subordination Agreement and the Pledge Agreement and any other Loan Document (collectively, the "Collateral Agreements") at any time by giving notice of its resignation to the Lenders, the L/C Issuers, the Company, each other pledgor under the Pledge Agreement and each other debtor under the Security Agreement. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Collateral Agreements and (2) and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time as the Required Lenders appoint a successor Collateral Agent as provided for above in this Section, pursuant to such intercreditor documentation as the Required Lenders shall require. Upon the acceptance of a successor's appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the Collateral Agreements (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. The retiring Collateral Agent under the Collateral Agreements shall promptly (i) transfer to such successor collateral agent all sums, securities and other items of collateral described therein, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor collateral agent under the Collateral Agreements, and (ii) execute and deliver to such successor collateral agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor collateral agent of any security interests created thereunder. After any retiring Collateral Agent's resignation hereunder as the collateral agent, the provisions of the Collateral Agreements and of this Article and
Section 10.04 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

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      (c) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute the resignation of Bank of America and Fleet Bank as L/C Issuers. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuers, (b) the retiring L/C Issuers shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuers to effectively assume the obligations of the retiring L/C Issuers with respect to such Letters of Credit.

      9.07 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Agents, the Joint Lead Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents, the Joint Lead Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Co-Syndication Agents or Joint Book Managers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or an L/C Issuer hereunder.

      9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered to, and if requested by the Required Lenders shall, by intervention in such proceeding or otherwise:

      (a) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Agents under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

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      (b) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Collateral Agent, each Lender and the L/C Issuers to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Collateral Agent, the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of the Collateral Agent, any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.10 COLLATERAL AND GUARANTY MATTERS. Each Lender hereby authorizes the Administrative Agent, on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to, and to enter into, or appoint and authorize the Collateral Agent to enter into, all other Loan Documents, as applicable, including the Guaranties, the Pledge Agreement, the Security Agreement, the Intercreditor Agreement and the Interco Subordination Agreement. The Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the Collateral Agent to take any action, with respect to any collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon any collateral granted pursuant to any Loan Document. Subject to
Section 10.01, the Lenders and the L/C Issuers irrevocably authorize each of the Agents, at its option and in its discretion:

      (a) to release any Lien on any property granted to or held by such Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, or (ii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

      (b) (i) to release any Lien encumbering any assets constituting collateral under the Security Agreement, the Pledge Agreement or any other collateral document or the Capital Stock of any Subsidiary (and any Intercompany Note evidencing indebtedness of such Subsidiary payable to any Loan Party) that is the subject of a sale or other disposition permitted hereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.01) have otherwise consented, (ii) to release any Loan Document Party (other than the Company) that is the subject of a sale or other disposition permitted hereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.01) have otherwise consented, from its obligations under the Security Agreement, the Pledge Agreement, the Interco Subordination Agreement or other collateral document, or (iii) to

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release any Subsidiary Guarantor from the Subsidiary Guaranty that is the subject of a sale or other disposition permitted hereby or to which the Lenders have given their consent under Section 10.01; or

      (c) to subordinate any Lien on any property granted to or held by such Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

      Upon request by either Agent at any time, the Required Lenders will confirm in writing such Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Lien or any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10.

      Anything contained in any of the Loan Documents to the contrary notwithstanding, the Company, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the collateral under the Pledge Agreement, the Security Agreement or any supplement thereto or to enforce the Guaranties or the Interco Subordination Agreement, as applicable, it being understood and agreed that all such powers, rights and remedies thereunder may be exercised solely by the Administrative Agent or the Collateral Agent, as the case may be, on behalf of Lenders in accordance with the terms hereof and the other Loan Documents.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

      (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

      (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent

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of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

      (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

      (f) amend Section 1.06 or the definition of "Alternative Currency" without the written consent of each Lender;

      (g) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

      (h) release all or substantially all of any collateral in any transaction or series of related transactions, or release the Company from the Company Guaranty or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty, in each case without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by any L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(ii) no amendment, waiver or consent shall, unless in writing and signed by the relevant Agent in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Loan Document; and (iii) a Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

      (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrowers, the Agents, or the L/C Issuers, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02;

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire; and

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            (iii) if to any Swap Counterparty, as shall be set forth in the applicable Joinder Agreement(s).

      Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

      (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to
Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Collateral Agent, the Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) Change of Address, Etc. Each of the Borrowers, the Agents and the L/C Issuers may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Agents and the L/C Issuers.

      (d) Reliance by Agents, L/C Issuers and Lenders. The Agents, the Joint Lead Arrangers, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and

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other telephonic communications with an Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

      10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

      (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by either Agent, either Joint Lead Arranger, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for each Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of either Agent, either Joint Lead Arranger, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The foregoing costs and expenses shall include (i) all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, (ii) other out-of-pocket expenses incurred by each Agent and each Related Party thereof arising with respect to or in connection with the collateral for the Obligations contemplated hereby, (iii) the cost of independent public accountants and other outside experts retained by each Agent, each Related Party thereof or any Lender, (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of Lenders pursuant hereto, including reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of such collateral or the Liens created pursuant to the Loan Documents, and (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by either Agent and its counsel) in connection with the custody or preservation of any of the collateral described in the Loan Documents.

      (b) Indemnification by the Company. The Company shall indemnify each Agent (and any sub-agent thereof), each Joint Lead Arranger, each Lender and each L/C Issuer, and each

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Related Party of any of the foregoing Persons (each such Person being called an
"Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses
(x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to an Agent (or any sub-agent thereof), any Joint Lead Arranger, any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to each Agent (or any such sub-agent), such Joint Lead Arranger, such L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), such Joint Lead Arranger, or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), such Joint Lead Arranger, or an L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through

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telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

      (f) Survival. The agreements in this Section shall survive the resignation of the Agents and the L/C Issuers, the replacement of any Lender, the termination of the Aggregate Commitments, the release of any collateral and the repayment, satisfaction or discharge of all the other Obligations.

      10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of any Borrower is made to either Agent, any L/C Issuer or any Lender, or either Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      10.06 SUCCESSORS AND ASSIGNS.

      (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection
(f) of this Section, (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the L/C Issuers and the Lenders and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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      (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that

            (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

            (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

            (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuers (such consent not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

            (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except in the case of assignments to Affiliates), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

      Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this

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Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers, the Lenders and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

      (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

      (e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such

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Participant agrees, for the benefit of the Borrowers, to comply with Section
3.01(e) as though it were a Lender.

      (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      (h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America or Fleet Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America or Fleet Bank, as the case may be, may, (i) upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no Lender shall be obligated to accept such appointment; provided further, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America or Fleet Bank as L/C Issuer, as the case may be. If Bank of America or Fleet Bank resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

      10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Agents, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of

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this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations,
(g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or
(y) becomes available to either Agent, any Lender, the L/C Issuers or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

      For purposes of this Section, "Information" means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to either Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in

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equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by either Agent or any Lender or on their behalf and notwithstanding that an Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

      (a) the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

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      (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

      (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

      (d) such assignment does not conflict with applicable Laws.

      A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

      10.14 GOVERNING LAW; JURISDICTION; ETC.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE STATE, COUNTY AND CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AN AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO

THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH
(B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

      10.17 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

      10.18 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be

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discharged only to the extent that on the Business Day following receipt by the
Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law), without interest.

      10.19 AMENDMENT AND RESTATEMENT. This Agreement is intended to amend and restate the Existing Credit Agreement, without novation, with the Commitments set forth herein and the Lenders party hereto. All Letters of Credit outstanding under the Existing Credit Agreement shall be Letters of Credit outstanding hereunder. The Company hereby ratifies, affirms and acknowledges all of its Obligations in respect of the Existing Credit Agreement and the related documents and agreements delivered by them thereunder, including all outstanding Existing Letters of Credit and related Issuer Documents. All previously outstanding promissory notes under the Existing Credit Agreement will be deemed cancelled upon the occurrence of the Closing Date and the issuance of the Notes hereunder. Additionally, those Lenders party hereto which are also party to the Existing Credit Agreement hereby waive any prior notice requirement under the Existing Credit Agreement with respect to the termination of commitments thereunder and the making of any prepayments thereunder.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 SOLECTRON CORPORATION

                                 By: /s/ Perry G. Hayes
                                     -------------------------------------------
                                 Name: Perry G. Hayes
                                 Title: Treasurer and Vice President of Investor Relations

                                 BANK OF AMERICA, N.A., as
                                 Administrative Agent and Collateral Agent

                                 By: /s/ James P. Johnson
                                     -------------------------------------------
                                 Name:  James P. Johnson
                                 Title: Managing Director

                                 BANK OF AMERICA, N.A., as a Lender and L/C
                                 Issuer

                                 By: /s/ James. P. Johnson
                                     -------------------------------------------
                                 Name: James P. Johnson
                                 Title: Managing Director

                                 UNION BANK OF CALIFORNIA, N.A., as a
                                 Lender and L/C Issuer

                                 By: /s/ Sarabelle Hitchner
                                     -------------------------------------------
                                 Name: Sarabelle Hitchner
                                 Title: Vice President

                                 FLEET NATIONAL BANK, as L/C Issuer

                                 By: /s/ James P. Johnson
                                     -------------------------------------------
                                 Name: James P. Johnson
                                 Title: Managing Director

                                 Attention: Bank of America, N.A.
                                            Technology Group
                                            San Francisco, CA

                                 JPMORGAN CHASE BANK, as a Lender

                                 By: /s/ William Rindfuss
                                     -------------------------------------------
                                 Name: William Rindfuss
                                 Title: Vice President

                                 THE BANK OF NOVA SCOTIA, as a Lender

                                 By: /s/ Kemp Leonard
                                     -------------------------------------------
                                 Name: Kemp Leonard
                                 Title: Director

                                 CITICORP USA, INC., as a Lender

                                 By: /s/ Avrum Spiegel
                                     -------------------------------------------
                                 Name: Avrum Spiegel
                                 Title: Vice President

                                 GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

                                 By: /s/ Stephen King
                                     -------------------------------------------
                                 Name: Stephen King
                                 Title: Authorized Signatory

                                 KEYBANK NATIONAL ASSOCIATION, as a Lender

                                 By: /s/ Robert W. Boswell
                                     -------------------------------------------
                                 Name: Robert W. Boswell
                                 Title: Vice President

                                 THE ROYAL BANK OF SCOTLAND PLC, as a Lender

                                 By: /s/ David A. Lucas
                                     -------------------------------------------
                                 Name: David A. Lucas
                                 Title: Senior Vice President

                                 ABN AMRO BANK N.V., as a Lender

                                 By: /s/ Maria Vickroy-Peralta
                                     -------------------------------------------
                                 Name: Maria Vickroy Peralta
                                 Title: Managing Director

                                 By: /s/ William W. Davidson
                                     -------------------------------------------
                                 Name: William W. Davidson
                                 Title: Vice President

                                 COMERICA BANK, as a Lender

                                 By: /s/ Robert Shutt
                                     -------------------------------------------
                                 Name: Robert Shutt
                                 Title: Senior Vice President

                                 By: /s/ Guy Simpson
                                     -------------------------------------------
                                 Name: Guy Simpson
                                 Title: Vice President

                                 SILICON VALLEY BANK, as a Lender

                                 By: /s/ Tom Smith
                                     -------------------------------------------
                                 Name: Tom Smith
                                 Title: Senior Vice President

                                 U.S. BANK NATIONAL ASSOCIATION, as a
                                 Lender

                                 By: /s/ Janet Jordan
                                     -------------------------------------------
                                 Name: Janet Jordan
                                 Title: Vice President

                                 MORGAN STANLEY SENIOR FUNDING,
                                 INC., as a Lender

                                 By: /s/ Jaap L. Tonckens
                                     -------------------------------------------
                                 Name: Jaap L. Tonckens
                                 Title: Vice President - Morgan Stanley Senior Funding

                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 as a Lender

                                 By: /s/ J. Andrews Phelps
                                     -------------------------------------------
                                 Name: J. Andrews Phelps
                                 Title: Vice President

                                 STANDARD CHARTERED BANK, as a Lender

                                 By: /s/ Frieda Youlios
                                     -------------------------------------------
                                 Name: Frieda Youlios
                                 Title: Vice President

                                 By: /s/ Andrew Y. Ng
                                     -------------------------------------------
                                 Name: Andrew Y. Ng
                                 Title:Vice President-Standard Chartered Bank NY